UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 8, 2014

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.                                        Other Information.

On December 8, 2014, Peak Resorts, Inc. (the “Company”) issued a press release announcing certain information about skier visits and product sales over the Thanksgiving holiday weekend and reporting the successful completion of its debt restructuring as contemplated in connection with the Company’s initial public offering, as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 5, 2014 (the “Thanksgiving Press Release”).

Also on December 8, 2014, the Company issued a press release announcing that the Company’s board of directors declared a cash dividend of $0.1091 payable on February 20, 2015 to shareholders of record on January 2, 2015 (the “Dividend Press Release”).

Copies of the Thanksgiving Press Release and Dividend Press Release are filed hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Non-GAAP Information

The Thanksgiving Press Release contains information that includes EBITDA, a non-GAAP financial measure as defined in Regulation G adopted by the Commission.  The Company defines EBITDA as net income before interest, income taxes, depreciation and amortization, gain on sale/leaseback, investment income, other income or expense and other non-recurring items.  Management considers EBITDA to be a significant indication of the Company’s financial performance and available capital resources. Because of large depreciation and other charges relating to the Company’s ski resorts, it is difficult for management to fully and accurately evaluate the Company’s financial results and available capital resources using net income. Management believes that EBITDA provides investors with a clearer understanding of the Company’s financial performance and cash flow because EBITDA: (i) is widely used in the ski industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary by company primarily based upon the structure or existence of its financing; (ii) helps investors to more meaningfully evaluate and compare the results of the Company’s operations from period to period by removing the effect of its capital structure and asset base from its operating structure; and (iii) is used by management for various purposes, including as a measure of performance of the Company’s operating entities and as a basis for planning.

Items excluded from EBITDA are significant components in understanding and assessing financial performance or liquidity. EBITDA should not be considered in isolation or as alternative to, or substitute for, net income, net change in cash and cash equivalents or other financial statement data presented in the Company’s consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.

A reconciliation of EBITDA to net income (loss), the most directly-comparable GAAP measurement, is included in the Thanksgiving Press Release filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
99.1	Thanksgiving Press Release issued by Peak Resorts, Inc., dated December 8, 2014.

99.2	Dividend Press Release issued by Peak Resorts, Inc., dated December 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 8, 2014

PEAK RESORTS, INC. (Registrant)

By:	/s/ Stephen J. Mueller
Name:	Stephen J. Mueller
Title:	Chief Financial Officer